Filed pursuant to Rule 424(b)(5)
Registration No. 333-258395
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Ordinary Shares, nominal value $0.10 per share	US$150,000,000	US$16,365
(1)
Calculated in accordance with Rules 457(o) and 457(r) under the U.S. Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r) of the U.S. Securities Act of 1933, as amended, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-258395 filed by the registrant on August 3, 2021.

PROSPECTUS SUPPLEMENT

(To prospectus dated August 3, 2021)
Up to $150,000,000 of Ordinary Shares of

Atlantica Sustainable Infrastructure plc
We have entered into a distribution agreement with J.P. Morgan Securities LLC, as our sales agent, under which we may offer and sell from time to time our ordinary shares, nominal value $0.10 per share, having an aggregate gross sales price of up to $150,000,000. The sales agent may act as an agent on our behalf or purchase our ordinary shares as a principal. Under the terms of the distribution agreement, if we sell shares to the sales agent as a principal, we will enter into a separate terms agreement with the sales agent.
Our ordinary shares are listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “AY.” On August 2, 2021, the last reported sale price of our ordinary shares on NASDAQ was $39.71 per share.
Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the U.S. Securities Act of 1933 (the “Securities Act”), including ordinary brokers’ transactions on the NASDAQ at market prices or in block transactions or as otherwise agreed between us and the sales agent. The ordinary shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The sales agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. The sales agent is not required to sell any specific number or dollar amount of our ordinary shares, but subject to the terms and conditions of the distribution agreement, has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell our ordinary shares up to the amount specified. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Pursuant to the terms of the distribution agreement, the sales agent will be entitled to a fixed compensation of 1.0% of the gross sales price per share of all our ordinary shares sold through it as sales agent pursuant to the distribution agreement. We may also sell our ordinary shares directly to the sales agent, acting as principal, at prices agreed upon at the time of sale.
In connection with the sale of our ordinary shares on our behalf, the sales agent may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for additional information.
Investing in our ordinary shares involves a high degree of risk. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-5 of this prospectus supplement and beginning on page 8 of the accompanying prospectus, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
J.P. Morgan
The date of this prospectus supplement is August 3, 2021

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and accompanying prospectus are part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings, having an aggregate gross sales price of up to $150,000,000. This document has two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our ordinary shares and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer to the “prospectus,” we are referring to both parts combined and when we refer to the accompanying prospectus we are referring to the base prospectus.
This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the ordinary shares being offered and other information you should know before investing in our ordinary shares. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before investing in our ordinary shares.
Neither we nor the sales agent have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is not an offer to sell or solicitation of an offer to buy the ordinary shares in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our ordinary shares offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
Certain figures included in this prospectus supplement or incorporated by reference herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
In this prospectus supplement, unless otherwise stated or unless the context otherwise requires:
•	references to “Abengoa” refer to Abengoa, S.A., together with its subsidiaries, unless the context otherwise requires;
•	references to “Adjusted EBITDA” have the meaning set forth in “Presentation of Financial Information—Non-GAAP Financial Measures” in our most recent Annual Report on Form 20-F;
•
references to “Algonquin” refer to, as the context requires, either Algonquin Power & Utilities Corp., a North American diversified generation, transmission and distribution utility, or Algonquin Power & Utilities Corp. together with its subsidiaries;

•
references to “Cash Available For Distribution” or “CAFD” refer to the cash distributions received by the Company from its subsidiaries minus cash expenses of the Company, including debt service and general and administrative expenses;

S-ii

•	references to the “Company,” “we,” “us,” “our” and “our Company” refers to Atlantica Sustainable Infrastructure plc and, where the context requires, its direct and indirect subsidiaries;
•	references to “MW” refer to megawatts;
•	references to “MWt” refer to thermal megawatts;
•	references to “NOL” refer to net operating loss;
•	references to “Pemex” refer to Petróleos Mexicanos;
•	references to “PPA” refer to the power purchase agreements through which our power generating assets have contracted to sell energy to various offtakers;
•	references to “PG&E” refer to PG&E Corporation and its regulated utility subsidiary, Pacific Gas and Electric Company collectively;
•	references to “ROFO” refer to a right of first offer; and
•	all references to “U.S. dollars” or “$”are to the currency of the United States of America.
S-iii

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are a public limited company organized under the laws of England and Wales. A majority of our directors and officers and certain other persons named in this prospectus reside outside the United States and all or a significant portion of the assets of the directors and officers and certain other persons named in this prospectus and a significant portion of our assets are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons with respect to matters arising under U.S. federal securities law or to enforce against us or such persons judgments of the courts of United States predicated upon civil liability provisions under U.S. federal securities law. We have been advised that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liability based solely on the U.S. federal securities laws.
S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as may result, are expected to, will continue, is anticipated, believe, will, could, should, would, estimated, may, plan, potential, future, projection, goals, target, outlook, predict and intend or words of similar meaning) are not statements of historical facts and may be forward looking. Such statements include statements with respect to our expected trends and outlook, potential market and currency fluctuations, occurrence and effects of certain trigger and conversion events, our capital requirements, changes in market price of our shares, future regulatory requirements, the ability to identify and/or make future acquisitions on favorable terms, reputational risks, divergence of interests between our company and that of our largest shareholder, tax and insurance implications, and more. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the section “Risk Factors” herein, in the accompanying prospectus and the documents incorporated by reference herein and therein (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results, performance or achievements, to differ materially from the future results, performance or achievements expressed or implied in forward-looking statements made by us or on our behalf in this prospectus supplement and the accompanying prospectus, including information incorporated by reference herein. These forward-looking statements include, but are not limited to, statements relating to:
•
the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

•	the ability of our counterparties, including Pemex, to satisfy their financial commitments or business obligations and our ability to seek new counterparties in a competitive market;
•	government regulation, including compliance with regulatory and permit requirements and changes in tax laws, market rules, rates, tariffs, environmental laws and policies affecting renewable energy;
•	changes in tax laws and regulations;
•	risks relating to our activities in areas subject to economic, social and political uncertainties;
•	our ability to finance and make new investments and acquisitions on favorable terms or to close outstanding acquisitions;
•	risks relating to new assets and businesses which have a higher risk profile and our ability to transition these successfully;
•	potential environmental liabilities and the cost and conditions of compliance with applicable environmental laws and regulations;
•	risks related to our reliance on third-party contractors or suppliers;
•	risks related to our ability to maintain appropriate insurance over our assets;
•	risks related to our exposure in the labor market;
•	potential issues arising with our operators’ employees including disagreement with employees’ unions and subcontractors;
•	risks related to extreme weather events related to climate change could damage our assets or result in significant liabilities and cause an increase in our operation and maintenance costs;
•	the effects of litigation and other legal proceedings (including bankruptcy) against us and our subsidiaries;
•	price fluctuations, revocation and termination provisions in our off-take agreements and power purchase agreements;
S-v

•	our electricity generation, our projections thereof and factors affecting production, including those related to the COVID-19 outbreak;
•	our targets or expectations with respect to Adjusted EBITDA derived from low-carbon footprint assets;
•
risks related to our relationship with Abengoa, our former largest shareholder and currently one of our operation and maintenance suppliers, including bankruptcy and particularly the potential impact of Abengoa S.A.’s insolvency filing and Abenewco1, S.A.’s potential insolvency filing;

•	risks related to our relationship with our shareholders, including Algonquin, our major shareholder;
•	potential impact of the COVID-19 outbreak on our business, financial condition, results of operations and cash flows;
•	reputational and financial damage caused by our off-taker PG&E and Pemex;
•	sale of electricity to the Mexican market;
•	guidance related to amount of Adjusted EBITDA from low carbon footprint assets; and
•
Various other factors, including those discussed in “Risk Factors” beginning on page S-5 of this prospectus supplement and under “Item 3.D—Risk Factors” and “Item 5.A—Operating Results” in our most recent Annual Report on Form 20-F.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements or the risks facing our business. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, although nothing herein or therein should be construed as exhaustive, such factors are described in “Risk Factors” in this prospectus supplement, the accompanying prospectus, in our most recent Annual Report on Form 20-F. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from our expectations.
S-vi

SUMMARY
This summary contains a general overview of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you before deciding to invest in our ordinary shares, and it is qualified in its entirety by the more detailed information and financial statements and related notes, as filed with the SEC and included in the documents incorporated by reference in this prospectus supplement. You should carefully consider the information contained in or incorporated by reference in this prospectus supplement, including the information set forth under “Item 3.D—Risk Factors” in our 2020 Annual Report on Form 20-F, which is incorporated herein by reference.
About Atlantica Sustainable Infrastructure plc
We are a sustainable infrastructure company with a majority of our business in renewable energy assets. In 2020, our renewable sector represented approximately 74% of our revenue with solar energy representing approximately 70%. We complement our portfolio of renewable assets with storage, efficient natural gas and heat and transmission infrastructure assets, as enablers of the transition towards a clean energy mix. We are also present in water infrastructure assets, a sector at the core of sustainable development. Our purpose is to support the transition towards a more sustainable world by investing in and managing sustainable infrastructure, while creating long-term value for our investors and the rest of our stakeholders.
We own or have an interest in a portfolio of diversified assets in terms of business sector and geographic footprint. Our portfolio consists of 34 assets with 2,003 MW of aggregate renewable energy installed generation capacity (of which approximately 71% is solar), 343 MW of efficient natural gas-fired power generation capacity, 55 MWt of district heating capacity, 1,166 miles of electric transmission lines and 17.5 M ft3 per day of water desalination.
We currently own and manage operating facilities in North America (United States, Canada and Mexico), South America (Peru, Chile, and Uruguay) and EMEA (Spain, Algeria and South Africa). We intend to expand our portfolio, while maintaining North America, South America and Europe as our core geographies.
Our assets generally have contracted revenue (regulated revenue in the case of our Spanish assets and one transmission line in Chile). We focus on long-life facilities as well as long-term agreements that we expect to produce stable, long-term cash flows, under-pinned by contracts with creditworthy counterparties. As of June 30, 2021, our assets had a weighted average remaining contract life of approximately 16 years. Most of the assets we own, or which we hold an interest in have project-finance agreements in place.

Note: (1) Based on the average Adjusted EBITDA for the years ended December 31, 2020, 2019 and 2018.
We believe we can achieve organic growth through the optimization of the existing portfolio, escalation factors at many of our assets and the expansion of current assets, particularly our transmission lines, to which new assets can be connected. Additionally, we should have repowering opportunities in certain existing renewable energy assets.
Additionally, we expect to acquire assets from third parties leveraging the local presence and network we have in geographies and sectors in which we operate. We have also entered into and intend to enter into agreements or partnerships with developers and asset owners to acquire assets. We also invest directly and through investment vehicles with partners in assets under development or construction.
We expect that the majority of our Cash Available For Distribution over the next three years will be in U.S. dollars, indexed to the U.S. dollar or in euros. We intend to maintain a ratio of over 80% of our Cash Available For Distribution denominated in U.S. dollars or euros and hedge the euros for the upcoming 24 months on a rolling basis strategy. As of December 31, 2020, approximately 92% of our project-level debt was hedged against changes in interest rates through the underlying fixed rate debt instrument or through interest rate swaps, caps or similar hedging instruments.
Our Corporate Information
We were incorporated in England and Wales as a private limited company on December 17, 2013. The address of our principal executive offices is Great West House, GW1, 17th floor, Great West Road, Brentford, United Kingdom TW8 9DF, and our phone number is +44 203 499 0465. Our website is located at https://www.atlantica.com. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.
Summary of Related Placements to Algonquin
Pursuant to an agreement entered into with our major shareholder, Algonquin or one or more of its subsidiaries as designated by Algonquin (the “AQN Investor”) has the right but not the obligation, on a quarterly basis, to purchase a number of ordinary shares to maintain its percentage interest in Atlantica at the same price of the shares sold under the distribution agreement in the previous quarter, adjusted for any dividends, distributions, reorganizations or business combinations or similar transactions as if the portion of such shares equivalent to the portion of the shares issued under the distribution agreement prior to the record date had also been issued to Algonquin prior to the record date with respect to such event.
In relation to the above, we have entered into an ATM Plan Letter Agreement with Algonquin, pursuant to which in connection with the furnishing or filing by us of our quarterly or, in the case of the period ending December 31, annual financial statements, on Form 6-K or Form 20-F with the Commission and quarterly meetings of Algonquin's board of directors, we will offer the AQN Investor the right but not the obligation to purchase a number of ordinary shares to maintain its percentage interest in Atlantica at the average price of the shares sold under the distribution agreement in the previous quarter, adjusted as described in the preceding paragraph, (the “ATM Preemptive Right”) and give them written notice mainly containing (i) the total number of ordinary shares sold pursuant to prospectus supplement, the accompanying prospectus and the distribution agreement during the relevant period (the “Total Catch-up Shares”), (ii) the total number of our issued and outstanding ordinary shares immediately prior to, and at the end of, the relevant Catch-Up Period, (iii) the total amount in U.S. dollars for which the Total Catch-up Shares were sold, before applying any bank or other fees, (the “Total Catch-up Amount”) and (iv) the average price which shall be calculated by dividing (A) the Total Catch-up Amount by (B) the Total Catch-up Shares (the “Catch-up Exercise Price”), and (v) details of any events described in the preceding paragraph and the applicable adjustments with respect to any such event.
In case the AQN Investor exercises such right, subject to certain conditions further described in the ATM Plan Letter Agreement, we and the AQN Investor will enter into a subscription agreement with a settlement date no earlier than three business days and no later than one hundred and eighty calendar days from AQN's notice that it is subscribing for the ordinary shares. Algonquin may elect not to settle any shares subscribed for in the event that a material adverse effect has occurred with respect to us.
Summary of Risk Factors
You should read the “Risk Factors” sections in this prospectus supplement and in our 2020 Annual Report on Form 20-F for a specific discussion of the factors you should carefully consider before deciding to purchase any ordinary shares.

THE OFFERING
The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.
Issuer
Atlantica Sustainable Infrastructure plc.
Ordinary shares offered by us
Ordinary shares having an aggregate gross sales price of up to $150,000,000.
Ordinary shares to be outstanding after this offering
Assuming a sales price of $39.71 per ordinary share (the last reported sales price per share of our ordinary shares on August 2, 2021) we will have 3,777,386 ordinary shares outstanding after completion of this offering. The actual number of shares issued and outstanding will vary depending on the price at which our ordinary shares are sold in this offering. The number of ordinary shares to be outstanding after this offering is based on 110,833,204 ordinary shares as of August 2, 2021 and excludes the following as of that date: (i) the ordinary shares that may be issued in exchange for preference shares of Atlantica Sustainable Infrastructure Jersey Limited upon the noteholders’ exercise of their exchange rights under the green exchangeable senior notes issued by Atlantica Sustainable Infrastructure Jersey Limited on July 17, 2020, at an initial exchange rate of 29.1070 ordinary shares of the Company, $0.10 par value per share, per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $34.36 per ordinary share of the Company) (the “Green Exchangeable Notes”) and (ii) the ordinary shares that may be issued under our existing 2020 and 2019 long-term incentive plans (the “Long-Term Incentive Plans”), which must not exceed 2% of the outstanding ordinary shares of the Company at the time the stock options or restricted stock units are awarded.
Manner of offering
“At-the-market” offering that may be made from time to time by us through or to the sales agent, acting as an agent on our behalf or as principal. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds we receive from this offering to finance growth opportunities and for general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. The transfer agent's address is 462 South 4th Street, Suite 1600, Louisville KY 40202 and its telephone number is +1 (732) 491 0655.
Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents incorporated by reference herein (including under “Risk Factors” in our most recent Annual Report on Form 20-F) for a discussion of the risks you should carefully consider before deciding to invest in our ordinary shares.
Nasdaq Global Select Market Symbol
“AY”

RISK FACTORS
Investment in the ordinary shares offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors in our most recent Annual Report on Form 20-F, all of which are incorporated by reference herein, and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before acquiring any of our ordinary shares. The occurrence of any of these risks might cause you to lose all or part of your investment in the ordinary shares. Please also refer to the section herein entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
If you purchase shares of our ordinary shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your ordinary shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.
The offering price per ordinary share exceeds the net tangible book value per share of our outstanding common stock. As a result, investors purchasing ordinary shares in this offering may experience immediate and substantial dilution in the net tangible book value of the shares they purchase. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent we need to raise additional capital in the future and we issue additional equity or convertible debt securities, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our ordinary shares offered in this offering.
We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways with which you and other shareholders may disagree.
We intend to use the net proceeds we receive from this offering to finance growth opportunities and for general corporate purposes. General corporate purposes may include, among other things, payments on our debt obligations or capital expenditures. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.
The market price for our ordinary shares may be volatile.
The market price of our ordinary shares may fluctuate significantly in response to a number of factors, most of which we cannot predict or control, including general market and economic conditions, disruptions, downgrades, credit events and perceived problems in the credit markets; actual or anticipated variations in our quarterly operating results or dividends; changes in our investments or asset composition; write-downs or perceived credit or liquidity issues affecting our assets; our business and our assets; our level of indebtedness and/or adverse market reaction to any indebtedness that we may incur in the future; our ability to raise capital on favorable terms or at all; loss of any major funding source; additions or departures of our executive officers or key personnel; changes in market valuations of similar sustainable infrastructure company; and speculation in the press or investment community regarding us.
Securities markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. Any broad market fluctuations may adversely affect the trading price of our ordinary shares. Particularly, concerns over economic slowdown resulting from the COVID-19 pandemic have triggered a U.S. key market-wide circuit breaker for several times since March 9, 2020, leading to a historic drop for the U.S. capital market. No guarantee can be given on how the capital markets will react even though actions have been taken worldwide to combat the spread of the COVID-19. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we become involved in similar securities class action litigation in the future, it could result in substantial costs and diversion of our management's attention and resources and could harm our stock price, business, prospects, financial condition and results of operations.

The ordinary shares offered hereby will be sold in “at-the-market” offerings, and investors who buy ordinary shares at different times will likely pay different prices.
Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and thus may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ordinary shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their ordinary shares as a result of ordinary shares sales made at prices lower than the prices they paid.
There is no assurance that Algonquin will exercise its rights under the ATM Plan Letter Agreement to purchase our ordinary shares or, if they do, if it will be completed as contemplated.
There is no assurance that Algonquin will exercise its ATM Preemptive Right under the ATM Plan Letter Agreement to purchase our ordinary shares, or, if they do, if it will be completed. Algonquin or one or more of its subsidiaries as designated by Algonquin has the right but not the obligation to purchase our ordinary shares as further described above under “Summary— Summary of Related Placements to Algonquin”. Even if Algonquin elects to subscribe, settlement may be up to one hundred and eighty days from Algonquin’s notice that it’s subscribing for ordinary shares and is subject to certain closing conditions, including that a material adverse effect in relation to the Company shall not have occurred. In the event that a condition to closing is not satisfied, such placement may not be completed within the expected timeline or at all. If Algonquin elects not to subscribe or any placement is not completed on the terms contemplated, the trading price for our ordinary shares may be adversely affected.
Risks Related to Taxation
Our future tax liability may be greater than expected if we do not use sufficient NOLs to offset our taxable income.
We have NOLs that we can use to offset future taxable income. Based on our current portfolio of assets, which include renewable assets that benefit from an accelerated tax depreciation schedule, and subject to potential tax adjustments, which may result in income, sales, use or other tax obligations, we do not expect to pay significant taxes in the upcoming years in most of our assets.
Although we expect these NOLs will be available as a future benefit, in the event that they are not generated as expected, or are successfully challenged by the local tax authorities, such as the Internal Revenue Service or Her Majesty’s Revenue and Customs among others, by way of a tax adjustment or otherwise, or are subject to future limitations as discussed below, our ability to realize these benefits may be limited. A reduction in our expected NOLs, a limitation on our ability to use such NOLs or the occurrence of future tax adjustment may result in a material increase in our estimated future income tax liability and may have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our ability to use U.S. NOLs to offset future income may be limited.
We have generated significant NOLs in the U.S. For purposes of U.S. federal income taxation, NOLs generated on or before December 31, 2017 can generally be carried back two years and carried forward for up to twenty years and can be applied to offset 100% of taxable income in such years. As a result of the CARES Act, NOLs incurred between January 1, 2018 and December 31, 2020 may be carried forward indefinitely and carried back five years. Losses arising after December 31, 2020, cannot be carried back and are subject to limitations on their deductibility that may prevent us from using the NOLs to offset all taxable income in future years.
Our NOL carryforwards and certain recognized built-in losses may be limited by Section 382 of the Internal Revenue Code if we experience an “ownership change.” In general, an “ownership change” occurs if 5% shareholders of our stock increase their collective ownership of the aggregate amount of the outstanding shares of our company by more than 50 percentage points, generally over a three-year testing period. In the event of an ownership change, NOLs that exceed the Section 382 limitation in any year will continue to be allowed as carryforwards for the remainder of the carryforward period and will be available to offset taxable income for years within the carryforward period subject to the Section 382 limitation in each year. Nevertheless, if the carryforward period for any NOL were to expire before that loss had been fully utilized, the unused portion of that loss would be lost. Our use of new NOLs arising after the date of an ownership change would not be affected by the Section 382 limitation (unless there were another ownership change after those new losses arose).

We have experienced ownership changes in the past. Future sales by our largest shareholder, future equity issuances and in general the activity of our direct or indirect shareholders may limit further our ability to use net operating loss carryforwards in the United States, which could have a potential adverse effect on cash flows from U.S. assets expected in the future. In addition, the Internal Revenue Service recently issued proposed regulations for the calculation of built-in gains and losses under Section 382. If enacted and depending on its final outcome, this new regulation may significantly limit our annual use of pre-ownership change U.S. NOLs in the event a new ownership change occurs after the new rule is in place.
In addition, because we have recorded tax credits for the U.S. tax losses carryforwards in the past, a limit to our ability to use U.S. NOLs could result in writing off tax credits, which could cause a substantial non-cash income tax expense in our financial statements.
If we are a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. Holders of our shares could be subject to adverse U.S. federal income tax consequences.
If we were a PFIC for any taxable year during which a U.S. Holder held our shares, certain adverse U.S. federal income tax consequences may apply to the U.S. Holder. We do not believe that we were a PFIC for our 2020 taxable year and do not expect to be a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. The application of the PFIC rules is, however, subject to uncertainty in several respects, and we must make a separate determination after the close of each taxable year as to whether we were a PFIC for such year. PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets (including certain equity investments) from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Accordingly, there can be no assurance that we will not be considered a PFIC for any taxable year.
If we were a PFIC, U.S. Holders of our shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. See “Supplemental Taxation—U.S. Federal Income Tax Considerations—Passive foreign investment company rules.” on page S-13 of this prospectus supplement.

USE OF PROCEEDS
We intend to use the net proceeds from this offering to finance growth opportunities and for general corporate purposes. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received in connection with this offering or the amounts that we will actually spend on the uses set forth above. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.
We cannot assure you that we will use the proceeds of this offering for the stated purposes and we may use the net proceeds for other purposes with which you do not agree. See “Risk factors–We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways with which you and other shareholders may disagree.”

CAPITALIZATION
The table below sets forth our cash and capitalization as of June 30, 2021.
You should read the information in this “Capitalization” section in conjunction with the consolidated financial statements and related notes thereto incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” and “Incorporation of Documents by Reference”.
($ in millions)	Historical
Cash
Corporate Cash and Cash Equivalents	83.2
Project Cash and Cash Equivalents	603.1
Consolidated Cash and Cash Equivalents	686.3

Debt
Revolving Credit Facility	—
2020 Green Private Placement	340.9
Corporate Debt (secured)	340.9
Commercial Paper	13.6
2020 Loan	5.9
2020 Note Issuance Facility	162.2
2020 Green Exchangeable Bond	103.4
2021 Green Senior Notes(1)	394.0
Corporate Debt (unsecured)	679.1
Accrued Interest	5.0
Total Corporate Debt	1,025.1
Total Project Debt	5,374.2
Total Consolidated Debt	6,399.3

Equity
Share Capital	11.1
Parent company reserves	1,929.7
Other reserves	140.4
Accumulated currency translation differences	(111.9)
Accumulated deficit	(379.4)
Total Stockholders’ Equity	1,589.9
Non-controlling interest	217.3
Total Equity	1,807.2
Total Capitalization	8,206.5
Notes:
(1)	Green Senior Notes dated May 18, 2021, due 2028.

DILUTION
If you purchase our ordinary shares in this offering, you will experience immediate dilution to the extent of the difference between the offering price of the ordinary shares in this offering and the net tangible book value per ordinary shares immediately after the offering.
Our historical net tangible book value as of June 30, 2021 was approximately $1,589.9 million, or approximately $14.34 per ordinary share. Net tangible book value per ordinary share represents the amount of our total assets, less the net tangible assets attributable to non-controlling interests and total liabilities, and the result divided by the total number of our ordinary shares outstanding as of June 30, 2021. We have not excluded from the calculation concessional assets recorded as intangible assets because they can be sold separately and their recovery book value is not subject to significant uncertainty or illiquidity. Some of our service concession agreements are accounted for as intangible assets in accordance with IFRIC 12. These assets do not differ from the assets accounted for as property, plant and equipment or financial assets.
After giving effect to the sale of our ordinary shares in the aggregate amount of $150,000,000 in this offering at an assumed sales price of $39.71 per ordinary share (the last reported sales price per share of our ordinary shares on August 2, 2021) and after deducting estimated offering expenses and after deducting estimated sales agent commissions payable by us, our net tangible book value as of June 30, 2021, as adjusted, would have been approximately $1,737.5 million, or $15.16 per ordinary share, based on 3,777,386 ordinary shares issued and outstanding (assuming all $150,000,000 of shares are sold at the assumed sales price of $39.71). This would represent an immediate change in pro forma net tangible book value, as adjusted, of $0.81 per ordinary share to existing shareholders and of $(24.55) per share to new investors purchasing our ordinary shares in this offering. The following table illustrates this dilution:
Assumed public offering price per ordinary share	39.71
Net tangible book value per ordinary share as of June 30, 2021	14.34
Increase in net tangible book value per ordinary share, as adjusted, attributable to this offering	0.81
As adjusted net tangible book value per ordinary share as of June 30, 2021	15.16
Dilution per ordinary share to purchasers in this offering	(24.55)

SUPPLEMENTAL TAXATION
Except as set forth below, material United Kingdom tax consequences relating to the purchase, ownership and disposition of the ordinary shares offered by this prospectus supplement are set forth in “Item 10. Additional Information—E. Taxation” in our most recent Annual Report on Form 20-F. Material United States federal income tax considerations generally applicable to the ownership and disposition of the ordinary shares offered by this prospectus supplement are discussed below, which supersedes and replaces, in its entirety, the corresponding discussion under the heading “U.S. Federal Income Tax Considerations” set forth in “Item 10. Additional Information—E. Taxation” in our most recent Annual Report on Form 20-F.
Material UK Tax Considerations
The discussion below under the heading “Stamp Duty and Stamp Duty Reserve Tax—General” supersedes and replaces, in its entirety, the corresponding discussion under the heading “Material UK Tax Considerations” as set forth in “Item 10. Additional Information—E. Taxation” in our most recent Annual Report on Form 20-F.
Stamp Duty and Stamp Duty Reserve Tax
General
No stamp duty, or SDRT, will arise on the issue of shares in registered form by Atlantica Sustainable Infrastructure.
An agreement to transfer our shares will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer (or, in certain circumstances and if it is higher, the market value of our shares to be transferred in accordance with the relevant agreement). SDRT is, in general, payable by the purchaser.
Instruments transferring our shares will generally be subject to stamp duty at the rate of 0.5% of the consideration given for the transfer (or, in certain circumstances and if it is higher, the market value of our shares to be transferred in accordance with the relevant agreement), rounded up to the next £5. The purchaser normally pays the stamp duty.
If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional) any SDRT already paid is generally repayable, normally with interest, and any SDRT charge yet to be paid is cancelled.
U.S. Federal Income Tax Considerations
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of shares acquired in this offering by U.S. Holders (as defined below). Unless otherwise noted, this summary addresses only U.S. Holders that hold shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary is based upon U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“Regulations”), judicial decisions, administrative pronouncements, and other relevant applicable authorities, all as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect.
As used herein, the term “U.S. Holder” means a beneficial owner of shares that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity subject to tax as a corporation for U.S. federal income taxation) created in or organized under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes;

This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of that holder’s particular circumstances or that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax law, such as: insurance companies, tax-exempt organizations, banks and other financial institutions, pension plans, cooperatives, real estate investment trusts, dealers in securities or currencies, traders that elect to use a mark-to-market method of accounting, certain former U.S. citizens or long-term residents, persons holding shares as part of a straddle, hedging, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, persons who acquires shares pursuant to any employee share option or otherwise as compensation, persons holding shares through an individual retirement account or other tax-deferred account, persons who actually or constructively own 10% or more of our stock (by vote or value), persons whose functional currency is not the U.S. dollar, partnerships or other entities or arrangements subject to tax as partnerships for U.S. federal income tax purposes or persons holding shares through such entities, or persons that carry on a trade, business or vocation in the United Kingdom through a branch, agency or permanent establishment to which the shares are attributable.
If a partnership (or other entity or arrangement subject to tax as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. A partnership for U.S. federal income tax purposes that holds shares and its partners are urged to consult their tax advisors regarding an investment in the shares.
In addition, this summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, or alternative minimum tax consideration, or the Medicare tax on certain net investment income.
Taxation of distributions on the shares
The gross amount of any distributions received by a U.S. Holder on shares will generally be subject to tax as dividends to the extent paid out of Atlantica Sustainable Infrastructure’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and will be includible in the gross income of U.S. Holders on the day actually or constructively received. Such dividends will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. The following discussion assumes that any dividends will be paid in U.S. dollars. Atlantica Sustainable Infrastructure intends to annually calculate its earnings and profits in accordance with U.S. federal income tax principles. If distributions exceed Atlantica Sustainable Infrastructure’s current and accumulated earnings and profits, such excess distributions will generally constitute a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its shares and will result in a reduction of such tax basis. To the extent such excess exceeds a U.S. Holder’s tax basis in the shares, such excess will generally be subject to tax as capital gain.
Individuals and other non-corporate U.S. Holders of shares may be eligible for reduced rates of taxation if the dividends are “qualified dividend income.” Distributions received by a U.S. Holder on shares will generally be qualified dividend income if: (i) the shares are readily tradable on an established securities market in the United States (such as NASDAQ Global Select Market, where our shares are listed) and (ii) Atlantica Sustainable Infrastructure is not classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. As discussed below under “—Passive foreign investment company rules,” although there can be no assurance that Atlantica Sustainable Infrastructure will not be considered a PFIC for any taxable year, Atlantica Sustainable Infrastructure does not believe that it was a PFIC for its 2020 taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future. There can be no assurance, moreover, that the shares will be considered readily tradable on an established securities market in the current year or in future years. Individuals and other non-corporate U.S. Holders should consult their tax advisors to determine whether they are subject to any special rules that limit their ability to be taxed at these favorable rates.
Dividends on the shares will generally be treated as income from sources outside the United States and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our common shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all credible foreign income taxes. The rules governing the U.S. foreign tax credit are complex and the application thereof depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.
Taxation upon sale or other disposition of shares
A U.S. Holder will generally recognize U.S. source capital gain or loss on the sale or other disposition of shares, which will generally be long-term capital gain or loss if the U.S. Holder’s holding period for the shares is more than one year at the time of disposition. The amount of the U.S. Holder’s gain or loss will generally be equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the shares. Non-corporate U.S. Holders (including individuals) will generally be subject to U.S. federal income tax on net long-term capital gains at a lower rate than the rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.
Passive foreign investment company rules
A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are taken into account as a non-passive asset. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly, indirectly or constructively, 25% or more (by value) of the stock.
Based on our income and assets, and the value of our shares, we do not believe that we were a PFIC, for U.S. federal income tax purposes, for the taxable year ended December 31, 2020, and do not anticipate becoming a PFIC for the current taxable year or for the foreseeable future. Nevertheless, because PFIC status is a factual determination made annually after the close of each taxable year on the basis of the composition of our income and assets, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash (including the proceeds from this offering), our risk of becoming classified as a PFIC may substantially increase. In addition, because we have valued our goodwill based on the market value of our shares, a decrease in the market value of our shares may also result in our becoming a PFIC.
If we are a PFIC for any taxable year during which a U.S. Holder holds our shares, such holder will be subject to special tax rules with respect to any “excess distribution” that such holder receives on the shares and any gain such holder realizes from a sale or other disposition (including a pledge) of the shares, unless such holder makes a “mark-to-market” election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions such holder received during the shorter of the three preceding taxable years or such holder’s holding period for the shares will be treated as an excess distribution. Under these special tax rules:
•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the shares;
•
amounts allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be subject to tax as ordinary income; and

•
amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

If we are a PFIC for any taxable year during which a U.S. Holder holds shares and any of our non-U.S. affiliated entities are also PFICs, such holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. affiliate classified as a PFIC for purposes of the application of these rules.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed in the second preceding paragraph. If a U.S. Holder makes a valid mark-to-market election for the shares, the U.S. Holder will include in income each year an amount equal to the excess, if any, of the fair market value of the shares as of the close of such holder’s taxable year over such holder’s adjusted basis in such shares. The U.S. Holder is allowed a deduction for the excess, if any, of such holder’s adjusted basis in the shares over their fair market value as of the close of the taxable year. Deductions are allowable however, only to the extent of any net mark-to-market gains on the shares included in the U.S. Holder’s income for prior taxable years. Amounts included in the U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the shares, as well as to any loss realized on the actual sale or disposition of the shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included in income with respect to such shares. The U.S. Holder’s basis in the shares will be adjusted to reflect any such income or loss amounts. If a U.S. Holder makes such a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us (except that the lower applicable capital gains rate for qualified dividend income would not apply). If a U.S. Holder makes a valid mark-to-market election, and we subsequently cease to be classified as a PFIC, such U.S. Holder will not be required to take into account the mark-to-market income or loss described above during any period that we are not classified as a PFIC.
The mark-to-market election is available only for “marketable stock” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable Regulations. We expect that the shares will continue to be listed on the NASDAQ Global Select Market, which is a qualified exchange for these purposes, and, consequently, assuming that the shares are regularly traded, if a U.S. Holder holds the shares, it is expected that the mark-to-market election would be available to such holder were we to become a PFIC.
In addition, because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
If a U.S. Holder owns the shares during any taxable year that we are a PFIC, such holder must generally file an annual report with the IRS regarding their ownership of shares. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax considerations of holding and disposing of the shares if we are or become a PFIC, including the availability and possibility of making a mark-to-market election.
Foreign financial asset reporting
A U.S. Holder who is an individual (or an entity specified in United States Treasury regulations) may be required to report information relating to an interest in the shares, subject to certain exceptions (including an exception for shares held in accounts maintained by financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with the U.S. Holder’s federal income tax return. A U.S. Holder may also be subject to significant penalties if the U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders should consult their tax advisors regarding information reporting obligations, if any, with respect to ownership and disposition of the shares.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION
We have entered into an distribution agreement with J.P. Morgan Securities LLC, or the “Agent,” under which we may offer and sell ordinary shares having an aggregate gross sales price of up to $150,000,000 from time to time through the Agent, as our sales agent. We have filed the distribution agreement as an exhibit to a report on Form 6-K, which is incorporated by reference into this prospectus supplement. Sales, if any, of ordinary shares under the distribution agreement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including ordinary brokers’ transactions through the facilities of the NASDAQ, directly on or through an electronic communications network, or in block transactions or as otherwise agreed between us and the Agent. The ordinary shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. As sales agent, the Agent will not engage in any transactions that stabilize the price of our ordinary shares.
Under the terms of the distribution agreement, we also may sell ordinary shares to the Agent as principal for its own account at a price agreed upon at the time of sale. If we sell our ordinary shares to the Agent as principal, we will enter into a separate terms agreement with the Agent, and we will describe this agreement in a separate prospectus supplement or pricing supplement.
We will designate the maximum amount of ordinary shares to be sold through the Agent on a daily basis or otherwise as we and the Agent agree and the minimum price per share at which such ordinary shares may be sold. Subject to the terms and conditions of the distribution agreement, the Agent will use its commercially reasonable efforts to sell on our behalf all of the designated ordinary shares. We may instruct the Agent not to sell any ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agent may suspend or terminate the offering of ordinary shares at any time and from time to time by notifying the other party, provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the ordinary shares sold under the distribution agreement prior the giving of such notice or their respective obligations under any terms agreement.
The Agent will provide to us written confirmation no later than six hours prior to the opening of trading on the immediately following trading day on the NASDAQ on which ordinary shares are sold under the distribution agreement. Each confirmation will include the number of ordinary shares sold on that day, the gross sales proceeds, the net proceeds to us (after regulatory transaction fees, if any, but before other expenses) and the compensation payable by us to the Agent. We will report at least quarterly the number of shares sold through the Agent under the distribution agreement, the net proceeds to us (before expenses) and the compensation paid by us to the Agent in connection with the sales of our ordinary shares.
We will pay the Agent a commission of 1.0% of the gross sales price per share sold through it as our agent under the distribution agreement. We have agreed to reimburse the Agent for its reasonable and documented out-of-pocket fees and disbursements of counsel incurred by such Agent, not to exceed $300,000 through the commencement date of this offering, and thereafter not to exceed $17,800 per subsequent representation date (as described in the distribution agreement).
Settlement for sales of our ordinary shares will occur on the second business day following the date on which such sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering of our ordinary shares will terminate upon the earlier of (1) the termination of the distribution agreement by us or by the Agent, (2) the sale of all ordinary shares subject to the distribution agreement and (3) the expiration of the registration statement on Form F-3 we filed with the SEC under the Securities Act.
In connection with the sale of our ordinary shares on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.
J.P. Morgan Securities LLC and its affiliates are full service financial institutions engaged in various activities, which may include lending, sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. J.P. Morgan Securities LLC and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.
In the ordinary course of their various business activities, J.P. Morgan Securities LLC and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our and our affiliates’ assets, securities and/or instruments (directly or otherwise). J.P. Morgan Securities LLC and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

EXPENSES
The following table sets forth estimated costs and expenses, other than any discounts and commissions to the sales agent, we expect to incur in connection with the issuance and distribution of the ordinary shares covered by this prospectus supplement.
SEC filing fee	$16,365
Legal fees and expenses	$685,600
Accounting fees and expenses	$159,624
Printing costs and other	$47,151
Total	$908,740

LEGAL MATTERS
The validity of our ordinary shares offered in this offering, certain other matters of English law and certain matters of United States federal securities and New York state law, will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom (UK) LLP. The sales agent is being represented by Latham & Watkins (London) LLP, with respect to certain legal matters of English law and certain matters of United States federal securities and New York State law.

EXPERTS
The consolidated financial statements of Atlantica Sustainable Infrastructure plc at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, appearing in of Atlantica Sustainable Infrastructure plc’s Annual Report on Form 20-F for the year ended December 31, 2020, and the effectiveness of Atlantica Sustainable Infrastructure plc’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young S.L., an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and the audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon such reports of Ernst & Young, S.L. pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements as of and for the year ended December 31, 2018, incorporated in this prospectus supplement and accompanying prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020, have been audited by Deloitte, S.L., an independent registered public accounting firm, as stated in their report appearing therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm given on the authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. The registration statement contains more information than this prospectus supplement regarding us and our ordinary shares, including certain exhibits and schedules. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. You can obtain a copy of the registration statement from the SEC’s website. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, including the Company, which can be accessed at http://www.sec.gov.
We file annual and other reports with the SEC. We are subject to those reporting requirements of the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC, under cover of Form 6-K, material information that we are required or choose to make public or that we distribute, or that is required to be distributed by us, to our shareholders.
We maintain a corporate website at www.atlantica.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, from the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same degree of care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
This prospectus supplement incorporates by reference the following documents::
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, as filed with the SEC on March 1, 2021 (File No. 001-36487);
•
our Reports on Form 6-K, as filed with the SEC (File No. 001-36487) on March 18, 2021 (relating to the notice of the Company's Annual General Meeting 2021), March 30, 2021 (relating to the sixth amendment to the Revolving Credit Facility) and May 14, 2021 (relating to the final report of the Inspector of Election at the Annual General Meeting of Shareholders of the Company held on May 4, 2021);

•
our Report on Form 6-K filed with the SEC (File No. 001-36487) on August 3, 2021 (the “2021 Half-Year Report”) containing the unaudited condensed interim financial report of the Company and its consolidated subsidiaries as of December 31, 2020 and June 30, 2021 and for the six-month period ended June 30, 2021 and 2020;

•
the description of our share capital contained in Exhibit 2.1 on Form 20-F for the fiscal year ended December 31, 2020, as filed with the SEC on March 1, 2021 (File No. 001-36487) and any amendment or reports filed for the purpose of updating such description;

•
any future annual reports on Form 20-F filed with the SEC prior to the termination of the offering of the securities offered by this prospectus supplement or the expiration of our registration statement; and

•	any future reports on Form 6-K that we furnish to the SEC prior to termination of this offering that are identified in such reports as being incorporated by reference into this prospectus supplement.
These reports contain important information about us, our financial condition and our results of operations.
All Annual Reports on Form 20-F, and any Reports of Foreign Private Issuer on Form 6-K which are identified by us as being incorporated by reference (to the extent designated therein), filed with or furnished to the SEC subsequent to the date of this prospectus supplement, but before termination of the offering under this prospectus supplement, shall be deemed incorporated by reference into this prospectus supplement and deemed to be a part hereof from the date of the filing of such documents. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Documents incorporated by reference are available from us, without charge, by writing to or calling::
Great West House, GW1, 17th floor
Great West Road
Brentford, United Kingdom TW8 9DF
Tel: +44 203 499 0465
ATTENTION: INVESTOR RELATIONS

PROSPECTUS

(incorporated in England and Wales)
Ordinary Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants

Atlantica Sustainable Infrastructure plc, or the Company, we or us, may from time to time, in one or more offerings, offer and sell ordinary shares, senior or subordinated debt securities or warrants. Each time we sell any of the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. Specific amounts and terms of any such securities will be provided in such supplements to this prospectus. You should read this prospectus and any prospectus supplement(s) carefully before you invest.
Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “AY.” We have not yet determined whether any other securities that may be offered by this prospectus may be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, interdealer quotation system or over-the-counter market on which the securities will be listed.
We may offer and sell the securities covered by this prospectus to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms that may apply to the securities covered by this prospectus and the general manner in which we may offer to sell such securities. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our ordinary shares, senior or subordinated debt securities or warrants. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.
Investing in the securities covered by this prospectus involves certain risks. You should carefully consider the risks identified in “Risk Factors” beginning on page 8 of this prospectus, in the “Risk Factors” section of our most recent Annual Report on Form 20-F and in any applicable prospectus supplement or other offering materials before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated August 3, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Registration Statement”), or the SEC, on the date hereof utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of the securities covered by this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in such prospectus supplement.
You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before purchasing any of our securities. You should also carefully consider, among other things, the matters identified in “Risk Factors” beginning on page 8 of this prospectus and in our most recent Annual Report on Form 20-F before making your investment decision.
The prospectus supplement to be attached to the front of this prospectus will describe, among other matters, the terms of the offering, including the amount and detailed terms of the securities, the public offering price, net proceeds to us, the expenses of the offering, our capitalization, the nature of the plan of distribution, the other specific terms related to such offering and any material United Kingdom and United States federal income tax considerations applicable to the securities being offered.
In this prospectus, (i) “Atlantica,” the “Company,” “we,” “us,” “our” and “our Company” refers to Atlantica Sustainable Infrastructure plc and, where the context requires, its direct and indirect subsidiaries, (ii) “Abengoa” refers to Abengoa, S.A., together with its subsidiaries, (iii) “Adjusted EBITDA” refers to the meaning set forth in “Presentation of Financial Information—Non-GAAP Financial Measures” in our most recent Annual Report on Form 20-F, (iv) “Algonquin” refers to Algonquin Power & Utilities Corp., together with its subsidiaries, (v) “Pemex” refer to Petróleos Mexicanos and (vi) “PG&E” refers to PG&E Corporation and its regulated utility subsidiary, Pacific Gas and Electric Company collectively.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. If any person provides you with different or inconsistent information, you should not rely on it. We are not making an offer of securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective stated date. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
Atlantica is a public limited company organized under the laws of England and Wales. A majority of our directors and officers and certain other persons named in this prospectus reside outside the United States and all or a significant portion of the assets of the directors and officers and certain other persons named in this prospectus and a significant portion of our assets are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons with respect to matters arising under U.S. federal securities law or to enforce against us or such persons judgments of the courts of United States predicated upon civil liability provisions under U.S. federal securities law.
We have appointed Atlantica North America LLC as our agent upon whom process may be served in any action brought against us under the laws of the United States. We have been advised that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liability based solely on the U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus, which forms part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. The registration statement contains more information than this prospectus regarding us and our ordinary shares, including certain exhibits and schedules. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. You can obtain a copy of the registration statement from the SEC’s website. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, including the Company, which can be accessed at http://www.sec.gov.
We file annual and other reports with the SEC. We are subject to those reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC, under cover of Form 6-K, material information that we are required or choose to make public or that we distribute, or that is required to be distributed by us, to our shareholders.
We maintain a corporate website at www.atlantica.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Registration Statement. We have included our website address in this prospectus solely as an inactive textual reference.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same degree of care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
This prospectus incorporates by reference the following documents:
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, as filed with the SEC on March 1, 2021 (File No. 001-36487);
•
our Reports on Form 6-K, as filed with the SEC (File No. 001-36487) on March 18, 2021 (relating to the notice of the Company's Annual General Meeting, March 30, 2021 (relating to the sixth amendment to the Revolving Credit Facility) and May 14, 2021 (relating to the final report of the Inspector of Election at the Annual General Meeting of Shareholders of the Company held on May 4, 2021); and

•
the description of our share capital contained in Exhibit 2.1 on Form 20-F for the fiscal year ended December 31, 2020, as filed with the SEC on March 1, 2021 (File No. 001-36487) and any amendment or reports filed for the purpose of updating such description

These reports contain important information about us, our financial condition and our results of operations.

All Annual Reports on Form 20-F, and any Reports of Foreign Private Issuer on Form 6-K which are identified by us as being incorporated by reference (to the extent designated therein), filed with or submitted to the SEC subsequent to the date of this prospectus, but before termination of the offering under this prospectus, shall be deemed incorporated by reference into this prospectus and deemed to be a part hereof from the date of the filing of such documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Documents incorporated by reference are available from us, without charge, by writing to or calling:
Great West House, GW1, 17th floor
Great West Road
Brentford, United Kingdom TW8 9DF
Tel: +44 203 499 0465
ATTENTION: INVESTOR RELATIONS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement and the documents we incorporate by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as may result, are expected to, will continue, is anticipated, believe, will, could, should, would, estimated, may, plan, potential, future, projection, goals, target, outlook, predict and intend or words of similar meaning) are not statements of historical facts and may be forward looking. Such statements occur throughout this prospectus and include statements with respect to our expected trends and outlook, potential market and currency fluctuations, occurrence and effects of certain trigger and conversion events, our capital requirements, changes in market price of our shares, future regulatory requirements, the ability to identify and/or consummate future investments and acquisitions on favorable terms, reputational risks, divergence of interests between our company and that of our largest shareholder, tax and insurance implications, and more. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the section “Risk Factors” herein, the "Risk Factors" section of our most recent Annual Report on Form 20-F, any prospectus supplement and any other document that is, or may be, filed with the SEC that is incorporated by reference herein (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained or implied in forward-looking statements made by us or on our behalf in this prospectus, in presentations, on our website, in response to questions or otherwise. These forward-looking statements include, but are not limited to, statements relating to:
•
the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

•	the ability of our counterparties, including Pemex, to satisfy their financial commitments or business obligations and our ability to seek new counterparties in a competitive market;
•	government regulation, including compliance with regulatory and permit requirements and changes in tax laws, market rules, rates, tariffs, environmental laws and policies affecting renewable energy;
•	changes in tax laws and regulations;
•	risks relating to our activities in areas subject to economic, social and political uncertainties;
•	our ability to finance and make new investments and acquisitions on favorable terms or to close outstanding acquisitions;
•	risks relating to new assets and businesses which have a higher risk profile and our ability to transition these successfully;
•	potential environmental liabilities and the cost and conditions of compliance with applicable environmental laws and regulations;
•	risks related to our reliance on third-party contractors or suppliers;
•	risks related to our ability to maintain appropriate insurance over our assets;
•	risks related to our exposure in the labor market;
•	potential issues arising with our operators’ employees including disagreement with employees’ unions and subcontractors;
•	risks related to extreme weather events related to climate change could damage our assets or result in significant liabilities and cause an increase in our operation and maintenance costs;
•	the effects of litigation and other legal proceedings (including bankruptcy) against us and our subsidiaries;
•	price fluctuations, revocation and termination provisions in our off-take agreements and power purchase agreements;

•	our electricity generation, our projections thereof and factors affecting production, including those related to the COVID-19 outbreak;
•	our targets or expectations with respect to Adjusted EBITDA derived from low-carbon footprint assets;
•
risks related to our relationship with Abengoa, our former largest shareholder and currently one of our operation and maintenance suppliers, including bankruptcy and particularly the potential impact of Abengoa S.A.’s insolvency filing and Abenewco1, S.A.’s potential insolvency filing;

•	risks related to our relationship with our shareholders, including Algonquin, our major shareholder;
•	potential impact of the COVID-19 outbreak on our business, financial condition, results of operations and cash flows;
•	reputational and financial damage caused by our off-taker PG&E and Pemex;
•	sale of electricity to the Mexican market;
•	guidance related to amount of Adjusted EBITDA from low carbon footprint assets; and
•
Various other factors, including those discussed in “Risk Factors” beginning on page 8 of this prospectus and under “Item 3.D—Risk Factors” and “Item 5.A—Operating Results” in our most recent Annual Report on Form 20-F.

Any forward-looking statement made in this prospectus or any prospectus supplement, or any information incorporated by reference herein or therein speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

PROSPECTUS SUMMARY
This summary contains a general overview of the information contained or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements and related notes, as filed with the SEC and incorporated by reference in this prospectus. You should carefully consider the information contained in or incorporated by reference in this prospectus, including the information set forth under the heading “Risk Factors” in our 2020 Annual Report on Form 20-F and our 2021 Half-Year Report on Form 6-K, which are incorporated herein by reference.
ABOUT ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC
We were incorporated in England and Wales on December 17, 2013.
We are a sustainable infrastructure company with a majority of our business in renewable energy assets. We complement our portfolio of renewable assets with storage, efficient natural gas and transmission infrastructure assets, as enablers of the transition towards a clean energy mix. We are also present in water infrastructure assets, a sector at the core of sustainable development. Our purpose is to support the transition towards a more sustainable world by investing in and managing sustainable infrastructure, while creating long-term value for our investors and the rest of our stakeholders.
CORPORATE INFORMATION
The address of our principal executive offices is Great West House, GW1, 17th floor, Great West Road, Brentford, United Kingdom TW8 9DF, and our phone number is +44 203 499 0465. Our website is located at https://www.atlantica.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS
An investment in securities involves a high degree of risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•	the information contained or incorporated by reference into this prospectus;
•	the information contained or incorporated by reference into any prospectus supplement relating to specific offerings of securities;
•	the risks described in our most recent Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus; and
•	other risks and other information that may be contained in, or incorporated by reference from, other filings that we make with the SEC.
The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occur, our business, financial condition or results of operations would likely suffer. You should consider carefully the risk factors identified above and in any report on Form 6-K filed subsequent hereto to the extent that the forms we file expressly state that we incorporate them (or such portions) by reference in this prospectus, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities.

USE OF PROCEEDS
Unless the applicable prospectus supplement otherwise indicates, the net proceeds from the sale of securities offered by the Company pursuant to this prospectus will be used for general corporate purposes. General corporate purposes may include acquisitions, retirement of debt, investment in our subsidiaries, working capital and other business purposes.

DESCRIPTION OF ORDINARY SHARES
The following description of our share capital is a summary of the material terms of our articles of association (the “Articles”) and applicable provisions of law. We have summarized certain portions of the Articles below. The Articles are incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. You should read the Articles for the provisions that are important to you.
CAPITAL
Our share capital is $11,083,320.4 divided into approximately 110,833,204 ordinary shares, completely subscribed and disbursed and having a nominal value of $0.10 per share, all in the same class and series.
On June 18, 2014, Atlantica closed its initial public offering issuing 24,850,000 ordinary shares. The shares were sold at a price of $29 per share and as a result the Company raised $720,650,000 of gross proceeds. The Company recorded $2,485,000 as Share Capital and $682,810,000 as Additional Paid in Capital, included in Atlantica reserves as of December 31, 2016, corresponding to the total net proceeds of the offering. The underwriters further purchased 3,727,500 additional shares from the selling shareholder, a subsidiary wholly owned by Abengoa, at the public offering price less fees and commissions to cover over-allotments driving the total proceeds of the offering to $828,748,000. Atlantica’s shares began trading on the NASDAQ Global Select Market under the symbol “ABY” on June 13, 2014. The symbol changed to “AY” on November 11, 2017. On January 22, 2015, Abengoa closed an underwritten public offering and sale in the United States of 10,580,000 of ordinary shares of the Company for total proceeds of $327,980,000 (or $31 per share). As a result of such offering, Abengoa reduced its stake in the Company from 64.3% to 51.1% of its shares. On May 14, 2015 Atlantica issued 20,217,260 new shares at $33.14 per share, which was based on a 3% discount versus the May 7, 2015 closing price. Abengoa subscribed for 51% of the newly-issued shares and maintained its previous stake in Atlantica. The proceeds were primarily used by Atlantica to finance asset acquisitions in May and June 2015. On July 14, 2015, Abengoa sold 2,000,000 shares of Atlantica under Rule 144, reducing its stake to 49.1%. On March 5, 2015, Abengoa sold an aggregate of $279 million of principal amount of exchangeable notes due 2017, or the 2017 Exchangeable Notes. The 2017 Exchangeable Notes were exchangeable, at the option of their holders, for ordinary shares of Atlantica. As of September 23, 2016, according to publicly available information, Abengoa had delivered an aggregate of 7,595,639 shares of the Company to holders that exercised their option to exchange the 2017 Exchangeable Notes. As a result, Abengoa held 41.47% of our ordinary shares as of that date. On November 1, 2017, Algonquin entered into an agreement to purchase 25,054,315 shares from Abengoa, which closed on March 9, 2018. On April 17, 2018, Algonquin acquired the remaining 16.47% equity interest in the Company. On May 17, 2019, we issued 1,384,402 new shares, which were fully subscribed and paid up by Algonquin. On July 17, 2020 (and subsequently on July 29, 2020 pursuant to an over-allotment option), Atlantica issued an aggregate of $115 million of principal amount of exchangeable notes due 2025, or the 2025 Exchangeable Notes. The 2025 Exchangeable Notes are exchangeable, at the option of their holders during prescribed periods or upon the occurrence of specified corporate events, for our ordinary shares at an initial exchange rate of 29.1070 ordinary shares per $1,000 principal amount of notes (subject to adjustment). Based on such initial exchange rate, Atlantica would be required to issue up to 3,347,305 new ordinary shares in connection with the exchange of the 2025 Exchangeable Notes. On December 11, 2020, Atlantica issued 5,069,200 ordinary shares in an underwritten public offering at a price of $33 per new share. On January 7, 2021, Algonquin subscribed 4,020,860 ordinary shares of Atlantica pursuant to a private placement at a price of $33 per new share. Under our Long Term Incentive Plan, under which we grant awards as restricted stock units subject to certain vesting conditions, we issued 106,016 new shares in the first quarter of 2021 and 35,466 new shares in the second quarter of 2021.
SHARES NOT REPRESENTING CAPITAL
None.
SHARES HELD BY THE COMPANY
We are not permitted under English law to hold our own shares unless they are repurchased by us and held in treasury.

HISTORY OF SHARE CAPITAL
The following table presents the history of our share capital as of the end of each of our last three fiscal years:
	December 31,
	2020	2019	2018
Shares	106,670,862	101,601,662	100,217,260
MEMORANDUM AND ARTICLES OF ASSOCIATION
Objects and Purposes
We were incorporated in England and Wales on December 17, 2013, registered number 08818211. The Companies Act abolishes the need for an objects clause and, as such, our objects are unrestricted.
Disclosure of Personal Interests of an Office Holder
The Companies Act requires that an office holder disclose to the Company any personal interest that he or she may have, and all related material information and documents known to him or her, in connection with any existing or proposed transaction by the Company. The disclosure is required to be made promptly and in any event, no later than at the board of directors meeting in which the transaction is first discussed.
Directors
Subject to the provisions of the Articles, the directors may meet for the dispatch of business and adjourn and otherwise regulate its proceedings as they think fit. Unless and until in a general meeting the shareholders of the Company determine otherwise, the number of directors of the Company shall not be less than 7 nor more than 13 in number.
The quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed at any other number shall be a number equal to at least half of the directors appointed from time to time. A meeting of the directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors. A director is not counted in the quorum at a meeting in relation to any resolution on which he or she is debarred from voting.
Subject to the provisions of the Companies Act, a director is entitled to vote and be counted in the quorum in respect of any resolution concerning any contract, transaction or arrangement or any other proposal (inter alia):
•	in which he or she has an interest of which he or she is not aware or which cannot reasonably be regarded as likely to give rise to a conflict of interest;
•	in which he has an interest only by virtue of interests in the Company’s shares, debentures or other securities or otherwise in or through the Company;
•
which involves the giving of any security, guarantee or indemnity to the director or any other person in respect of obligations incurred by him or her or any other person for the benefit of the Company or a debt or other obligation of the Company for which the director has assumed responsibility under a guarantee or indemnity or by the giving of security;

•
concerning an offer of securities by the Company or any of its subsidiary undertakings in which he or she is or may be entitled to participate as a holder of securities or as an underwriter or sub-underwriter;

•
concerning any other body corporate, provided that he or she and any connected persons do not own or have a beneficial interest in one percent or more of any class of share capital of such body corporate, or of the voting rights available to the members of such body corporate;

•
relating to an arrangement for the benefit of employees or former employees which does not award him or her any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

•	concerning the purchase or maintenance of insurance for any liability for the benefit of directors;

Any director (including the director that has the conflict) may propose that such conflicted director be authorized in relation to any matter which is the subject of such a conflict. The director with the conflict will not count towards the quorum at the meeting at which the conflict is considered and may not vote on any resolution authorizing the conflict. Where the board of directors gives authority in relation to such a conflict, the board of directors may impose such terms on the relevant director as it deems appropriate.
Each of our directors and other officers may be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution or discharge of his or her duties or in relation to those duties. The Companies Act renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director. We have insurance for our directors regarding negligence, default, breach of trust and breach of duty under the terms allowed under the Companies Act.
Appointment of Directors
The Companies Act requires that a resolution approving provisions to appoint a director for a period of more than two years must not be passed unless a memorandum setting out the proposed contract incorporating the provision is made available to members: in the case of a resolution at a meeting, by being made available for inspection by members of the company both (i) at the company’s registered office for not less than 15 days ending with the date of the meeting, and (ii) at the meeting itself.
Subject to certain minimum thresholds in terms of their shareholdings, each shareholder shall be entitled to appoint a number of directors in proportion to their shareholding. However, no shareholder shall be entitled to appoint more than half of the directors plus one.
Effective from October 1, 2013, quoted companies must obtain a binding vote of shareholders on remuneration policy at least once every three years and an advisory vote on an implementation report on how the remuneration policy was implemented in the relevant financial year.
The ordinary remuneration of the directors shall be determined by the directors.
Any director who holds any other office in our Company (including for this purpose the office of chairman or deputy chairman, whether or not such office is held in an executive capacity), or who serves on any committee of the directors, or who otherwise performs, or undertakes to perform, services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such additional remuneration (whether by way of fixed sum, bonus commission, participation in profits or otherwise) or may receive such other benefits as the directors may determine.
Directors’ Borrowing Powers
Subject to the provisions of the Articles and the Companies Act, the directors may exercise all the powers of the Company to borrow money, mortgage or charge all or any part or parts of its undertaking, property and uncalled capital, and issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
Removal of Directors
The Company may, by ordinary resolution of which special notice has been given, remove any director and elect another person in place of such director.
Retirement of Directors
Pursuant to the Articles, each director shall retire at the annual general meeting held in the third calendar year following the year in which he was elected or last re-elected by the Company or such shorter period as the directors may determine. In addition, each director (other than the Chairman and any director holding an executive office) shall also be required to retire at each annual general meeting following the ninth anniversary on the date on which he was elected by the Company. However, the Company’s board of directors resolved on November 4, 2020 that, commencing with the Company’s annual general meeting in 2021, each director will be submitted for re-election at each annual general meeting of the Company.

A director who retires at any annual general meeting shall be eligible for election or re- election unless the directors resolve otherwise not later than the date of the notice of such annual general meeting.
When a director retires at an annual general meeting in accordance with the Articles, the Company may, by ordinary resolution at the meeting, fill the office being vacated by re-electing the retiring director. In the absence of such a resolution, the retiring director shall nevertheless be deemed to have been re-elected, except in the cases identified by the Articles.
Termination of Office
The office of a director of the Company shall be terminated if:
(i)	subject to the provisions of the Companies Act, the shareholder who appointed the relevant director of the Company elects to terminate the office of such director;
(ii)	the director of the Company becomes prohibited by law or (if applicable) the NASDAQ Rules from acting as a director or ceases to be a director by virtue of any provision of the Companies Act;
(iii)	the Company has received notice of the director’s resignation or retirement from office and such resignation or retirement from office has taken effect in accordance with its terms;
(iv)	the director has retired at an annual general meeting in accordance with the Articles;
(v)
the director has a bankruptcy order made against him/her, compounds with his or her creditors generally or applies to the court for an interim order under the UK Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to the director in another country;

(vi)
an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for the director’s detention or for the appointment of another person (by whatever name called) to exercise powers with respect to the director’s property or affairs;

(vii)	the director is absent from meetings of the directors for three months without permission and the directors have resolved that the director’s office be vacated;
(viii)	notice of termination is served or deemed served on the director and that notice is given by a majority of directors for the time being; or
(ix)
in the case of a director other than the chairman and any director holding an executive office, if the directors resolve to require the director to resign and the director fails to do so within 30 days of notification of such resolution being served or deemed served on the director.

Share Qualification of Directors
A director shall not be required to hold any shares of the Company by way of qualification. A director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.
On February 26, 2021, the Board approved a share ownership requirement applicable to directors receiving remuneration from the Company and executives (see “Item 6. Directors, Senior Management and Employees – E. Share Ownership” in our most recent Annual Report on Form 20-F). Within a period of five years, directors receiving remuneration from the Company should have a minimum share ownership in the Company of 3 times their annual compensation. In the case of the CEO, this requirement is 6 times his fixed compensation.
Rights Attached to Our Shares
As of December 31, 2020, our shares have attached to them full voting, dividend and capital distribution (including winding up) rights. However, our shares do not confer any rights of redemption.
Without prejudice to any rights attached to any existing shares, the Company may issue shares with such rights or restrictions as determined either by the Company by ordinary resolution or, if the Company passes a resolution to authorize them, the directors. The Company may also issue shares which are, or are liable to be, redeemed at the option of the Company or the holder.

Dividend Rights. Our Articles provide that the Company may, by ordinary resolution, declare final dividends to be paid to its shareholders in accordance with their respective rights. However, no dividend shall be declared unless it has been recommended by the directors and does not exceed the amount recommended by the directors.
If the directors believe that the profits of the Company justify such payment, they may pay fixed dividends on any class of shares where the fixed dividend is payable on fixed dates. They may also pay interim dividends on shares of any class in amounts and on dates and periods as they think fit. Provided the directors act in good faith, they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of dividends on any other class of shares having rights ranking equally with or behind those shares.
Unless the share rights otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, and apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.
Any unclaimed dividends may be invested or otherwise applied for the benefit of the Company until they are claimed. If any dividend is unclaimed for 12 years from the date on which it was declared or became due for payment, the person who was otherwise entitled to it shall cease to be entitled and the Company may keep that sum. In addition, the Company will not be considered a trustee with respect to the amount of any payment into a separate account by the directors of any unclaimed dividend or other sum payable on or in respect of a share of the Company.
The Company may cease to send any check or other means of payment by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares, the check, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending checks, warrants or orders in respect of the dividends payable on those shares if the holder of or person entitled to them claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.
The directors may, if authorized by ordinary resolution, offer to shareholders the right to elect to receive, in lieu of a dividend, an allotment of new shares credited as fully paid.
Voting Rights. Subject to the provisions in the Articles and any special rights or restrictions as to voting attached to any shares or class of shares of the Company, at a general meeting, voting on each and every resolution shall be taken by way of a poll.
As such, every member present in person or by proxy has one vote for every share held by him or her, as per the Articles.
A proxy shall not be entitled to vote where the member appointing the proxy would not have been entitled to vote on the resolution had he been present in person.
In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names appear in the register of the Company in respect of the joint holding.
The actions necessary to change the rights of holders of the shares are as follows pursuant to the Companies Act: the rights of the shareholders would need to be altered by way of a special resolution requiring 75% vote of the shareholders who are present and voting in person or by proxy. In order to change the rights of a separate class of shares, it will require such a vote by shareholders of that class of shares.
Liquidation Rights. In the event of our liquidation, subject to applicable law, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of shares in proportion to their respective holdings. This liquidation right may be affected by the grant of preferential dividends or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.
Redemption Provisions. We may, subject to applicable law and to our Articles, issue redeemable preference shares and redeem the same.
Capital Calls. Under our Articles and the Companies Act, the liability of our shareholders is limited to the amount (if any) for the time being unpaid on the shares held by that member.

Subject to the terms of allotment of the shares of the Company, the directors of the Company may make a call on our shareholders to pay up any nominal value or share premium outstanding by giving them notices of such call. A shareholder must pay to the Company the amount called on his or her shares but is not required to do so until 14 days have passed since the notice of call was sent. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than seven days from the date of the further notice requiring payment and stating that in the event of non-payment the shares on which the call has been made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors. As part of the initial public offering, the nominal value and share premium of all shares will be fully paid.
Transfer of Shares. Fully-paid shares are issued in registered form and may be transferred pursuant to our Articles, unless such transfer is restricted or prohibited by another instrument and subject to applicable securities laws.
Transfers of uncertificated shares may be effected by means of a relevant system (i.e., NASDAQ Global Select Market) unless the UK Uncertificated Securities Regulations 2001 (also known as the CREST Regulations) provide otherwise.
Preemptive Rights. In certain circumstances, our shareholders have preemptive rights under the Companies Act with respect to new issuances of equity securities.
Modification of Rights
Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise), and may be so varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up.
The special rights attached to any class of shares will not, unless otherwise expressly provided by the terms of issue, be deemed to be varied by (i) the creation or issue of further shares ranking, as regards participation in the profits or assets of the Company, in some or all respects equally with them but in no respect in priority to them, or (ii) the purchase or redemption by the Company of any of its own shares.
Shareholders’ Meetings and Resolutions
An annual general meeting shall be held in each period of six months beginning with the day following the Company’s accounting reference date, at such place or places, date and time as may be decided by the directors.
The directors may, whenever they think fit, call a general meeting. The directors are required to call a general meeting once the Company has received requests from its members to do so in accordance with the Companies Act.
Notice of general meetings shall include all information required to be included by the Companies Act and shall be given to all members other than those members who are not entitled to receive such notices from the Company under the provisions of the Articles. The Company may determine that only those persons entered on the Register at the close of business on a day decided by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.
For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. The directors may in their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act).
No business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The necessary quorum at a general meeting shall be two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of a corporation which is a member (including for this purpose two persons who are proxies or corporate representatives of the same member), between them, holding or representing by proxy at least one-third in nominal value of the issued shares.

The directors may require attendees to submit to searches or put in place such arrangements or restrictions as they think fit to ensure the safety and security of attendees at a general meeting. Any member, proxy or other person who fails to comply with such arrangements or restrictions may be refused entry to, or removed from, the general meeting.
The directors may decide that a general meeting shall be held at two or more locations to facilitate the organization and administration of such meeting. A member present in person or by proxy at the designated “satellite” meeting place may be counted in the quorum and may exercise all rights that they would have been able to exercise if they had been present at the principal meeting place. The directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:
•	ensure that all members and proxies for members wishing to attend the meeting can do so;
•	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;
•	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and
•	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.
Limitation on Owning Securities
Our Articles do not restrict in any way the ownership or voting of our shares by non-residents. Furthermore, there is no longer an obligation of a shareholder of a U.K. company which is a non-listed (in the U.K. or EU) company to voluntarily disclose his or her shareholding unless, required to do so by the company. If the company serves a demand on a person under section 793 to the Companies Act, that person will be required to disclose any interest he has in the shares of the company.
Change in Control
We can issue additional shares with any rights or restrictions attached to them as long as they are not restricted by any rights attached to existing shares. These rights or restrictions can be decided by the directors so long as there is no conflict with the Articles or any resolution passed by the shareholders. The ability of the directors to issue shares with rights or restrictions that are different than those attached to the currently outstanding shares could have the effect of delaying, deferring or preventing change of control of our Company.
We may in the future be subject to the U.K. Takeover Code, which is not binding on the Company at the present time. Nevertheless, the U.K. Takeover Code could apply to the Company under certain circumstances in the future and if that were to occur, if a person: (i) acquires an interest in our shares which, when taken together with shares in which he or her or a person acting in concert with him or her are interested, carries 30% or more of the voting rights of our shares, or (ii) who together with persons acting in concert with him or her, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Company acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, in both cases, the acquirer and, depending on the circumstances its concert parties, would be required (except with the consent of the U.K. Takeover Panel), to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.
EXCHANGE LISTING
Our shares are listed on the NASDAQ Global Select Market under the symbol “AY.”
TRANSFER AGENT AND REGISTRAR
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible into equity. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms and to the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.
The debt securities offered hereby will be issued under one or more separate indentures between us and a designated trustee to be named in the indenture. The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.
GENERAL
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors (and with respect to debt securities convertible into equity pursuant to an authorization or a resolution by the general meeting) and detailed or determined in the manner provided in a board of directors’ resolution, an officer’s certificate or by a one or more separate indentures. The particular terms of each series of debt securities that we may offer pursuant to this prospectus will be described in a prospectus supplement relating to the series, including any pricing supplement. These terms may include the following:
•	the title, initial offering price and principal aggregate amount of the debt securities;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	whether the debt securities will be secured or unsecured;
•	whether the debt securities are convertible or exchangeable into other securities;
•	the percentage or percentages of principal amount at which such debt securities will be issued;
•	authorized denominations;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest and the right, if any, to extend the maturity of the debt securities, the date or dates from which interest will accrue or the method for determining dates on which interest will accrue, the date or dates on which interest will commence and any regular record date for the interest payable on any interest payment date;

•	the person to whom any interest on the debt securities will be payable;
•	the date or dates on which we will pay the principal on the debt securities;
•	redemption or early repayment provisions;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any material covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;
•	any applicable subordination provisions for any subordinated debt securities;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•	any material United Kingdom and United States federal income tax consequences;
•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;
•	the securities exchange(s) on which the securities will be listed, if any;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the extent to which a secondary market for the securities is expected to develop;
•	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and
•	the law that will govern the indenture and debt securities.
We may issue debt securities that are exchangeable and/or convertible into shares of our ordinary shares. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of ordinary shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement. Neither the trustee nor the conversion agent shall have any duty to verify calculations respecting conversions. All such calculations shall be performed by us and our agents. Neither the trustee nor the conversion agent shall have any liability for not verifying our calculations and shall be entitled to rely upon them.
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.K. and U.S. federal income tax considerations and any other special considerations applicable to any of the related debt securities. For any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.
GLOBAL SECURITIES
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.
GOVERNING LAW
Unless we inform you otherwise in the applicable prospectus supplement, any indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of the warrants that will be filed with the SEC in connection with the offering of such warrants.
GENERAL
We may issue warrants to purchase any of our securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and the investor, a bank, a trust or other warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered, including:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised; the currency or currencies in which the price of such warrants will be payable;
•	the designation and terms of the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•
the number or principal amount of securities that may be purchased upon exercise of warrants (including, if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time) and the price at which such securities may be purchased upon exercise;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable; information with respect to book-entry procedures, if any;
•	any material United Kingdom and United States federal income tax consequences;
•	the anti-dilution provisions of the warrants, if any;
•	if applicable, redemption or call provisions;
•	terms, procedures and limitations relating to the exchange and exercise of such warrants; and
•	any other material terms of the warrants.

FORM OF SECURITIES
Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt security or warrant represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
GLOBAL SECURITIES
Registered Global Securities. We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Atlantica, the trustees or the warrant agents, or any other agent of Atlantica, agent of the trustees or agent of the warrant agents, will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

TAXATION
Material United Kingdom and United States federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement related to those securities.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold from time to time in one or more of the following ways (or in any combination thereof):
•	through one or more underwriters or dealers on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	through other broker-dealers (acting as agent or principal);
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through agents; or
•	through a combination of any such methods of sale; or.
•	through any other method permitted pursuant to applicable law;
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:
•	the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us;
•	the aggregate amount of securities covered by this prospectus being offered and the purchase price thereof, including the proceeds to be received by us, if any; and
•	additional information as required to be included therein.
Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
UNDERWRITERS, BROKER-DEALERS AND OTHER AGENTS
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis to solicit purchases for the period of its appointment or to sell securities on a continuing basis.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
To facilitate any offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such overallotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.
DIRECT SALES AND INSTITUTIONAL INVESTORS
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or in another transaction exempt from or not subject to the registration requirements of the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.
If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutional investors to purchase the offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.
Any person participating in the distribution of securities registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.
To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus. In addition, underwriters and agents may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities, certain legal matters in connection with this prospectus relating to New York law and English law will be passed upon by Skadden, Arps, Slate, Meagher & Flom (UK) LLP.

EXPERTS
The consolidated financial statements of Atlantica Sustainable Infrastructure plc at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, appearing in Atlantica Sustainable Infrastructure plc’s Annual Report on Form 20-F for the year December 31, 2020, and the effectiveness of Atlantica Sustainable Infrastructure plc’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young S.L., an independent registered public accounting firm, set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and the audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon such reports of Ernst & Young, S.L. pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements as of and for the year ended December 31, 2018, incorporated in this prospectus by reference to the Company’s Annual Report on Form 20-F for the year December 31, 2020, have been audited by Deloitte, S.L., an independent registered public accounting firm, as stated in their report appearing therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm given on the authority as experts in accounting and auditing.

Up to $150,000,000 of

Ordinary Shares of
Atlantica Sustainable Infrastructure plc
PROSPECTUS SUPPLEMENT
J.P. Morgan
August 3, 2021